Exhibit No. 4.6
THE PROGRESSIVE CORPORATION
AND
U.S. BANK NATIONAL ASSOCIATION,
as Successor Trustee
FIFTH SUPPLEMENTAL INDENTURE
Dated as of June 13, 2007

     THIS FIFTH SUPPLEMENTAL INDENTURE, dated as of June 13, 2007 by and between THE PROGRESSIVE CORPORATION, an Ohio corporation (the “Issuer”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association (“U.S. Bank”), in its capacity as Successor Trustee (in such capacity, the “Successor Trustee”).
WITNESSETH:
     WHEREAS, the Issuer entered into an Indenture, dated as of September 15, 1993 (the “Indenture”), with The First National Bank of Boston, in its capacity as Trustee (in such capacity, the “Original Trustee”), pursuant to which the Issuer may from time to time issue its unsecured debentures, notes and other evidences of indebtedness in one or more series;
     WHEREAS, the issuer entered into a First Supplemental Indenture, dated as of March 15, 1996, confirming the succession of STATE STREET BANK AND TRUST COMPANY (“SSB”) as Trustee under the Indenture (in such capacity, the “Original Successor Trustee”);
     WHEREAS, the Issuer and the Original Successor Trustee entered into a Second Supplemental Indenture, dated as of February 26, 1999;
     WHEREAS, the Issuer and the Original Successor Trustee entered into a Third Supplemental Indenture, dated as of December 7, 2001;
     WHEREAS, the Issuer and the Original Successor Trustee entered into a Fourth Supplemental Indenture, dated November 21, 2002;
     WHEREAS, U.S. Bank has acquired substantially all of the corporate trust business of the Original Successor Trustee; and
     WHEREAS, the parties hereto wish to confirm the succession of U.S. Bank as Trustee under the Indenture.
     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the parties hereto mutually covenant and agree as follows:
     1. Pursuant to Section 6.11 of the Indenture, U.S. Bank, by virtue of its succession to substantially all of the corporate trust business of SSB, is the Successor Trustee under the Indenture.
     2. U.S. Bank represents and warrants that (a) to the best of its knowledge, it is qualified under Section 310(b) of the Trust Indenture Act of 1939 and (b) it is eligible to serve as Successor Trustee under the provisions of Section 6.8 of the Indenture. U.S. Bank hereby accepts its appointment as Successor Trustee.

     3. The Issuer hereby confirms the removal of SSB and the appointment of U.S. Bank as the Successor Trustee, and further confirms that all rights and powers of the Trustee under the Indenture have vested in the Successor Trustee.
     4. The definition of “Corporate Trust Office” in Section 1.1 of the Indenture shall be deleted and the following shall be added in its place:
“Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is currently located at One Federal Street, Boston, Massachusetts 02110.
     5. In all other ways the Indenture is hereby ratified and confirmed.

THE PROGRESSIVE CORPORATION

By	/s/ Thomas A. King
Thomas A. King
Treasurer
[Corporate Seal]
Attest:

By	/s/ Charles E. Jarrett Charles E. Jarrett
Secretary

U.S. BANK NATIONAL ASSOCIATION

By	/s/ Paul D. Allen Paul D. Allen
Vice President
[Corporate Seal]
Attest:

By	/s/ Alison D. B. Nadeau Name: Alison D. B. Nadeau
Title: Vice President

STATE OF OHIO	) )	ss.:
COUNTY OF CUYAHOGA	)
     On this 12th day of June, 2007, before me personally came Thomas A. King, to me personally known, who, being by me duly sworn, did depose and say that he is a resident of ___ County, Ohio; that he is an officer of THE PROGRESSIVE CORPORATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

Notary Public
My commission expires:
[Notarial Seal]

COMMONWEALTH OF MASSACHUSETTS	) )	ss.:
COUNTY OF SUFFOLK	)
     On this ___ day of June, 2007, before me personally came Paul D. Allen, to me personally known, who, being by me duly sworn, did depose and say that he is a resident of ___ County, Massachusetts; that he is an authorized officer of U.S. BANK NATIONAL ASSOCIATION, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

Notary Public
My commission expires:
[Notarial Seal]